Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Incentive Plan of Activision Blizzard, Inc. of our report dated November 5, 2008, with respect to the consolidated financial statements and financial statement schedule of Vivendi Games, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
March 1, 2010

A member firm of Ernst & Young Global Limited